UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2023

Home Point Capital Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39964	90-1116426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 616-6866

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0000000072 per share	HMPT	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On January 31, 2023, Home Point Financial Corporation (“HPF”), a wholly owned subsidiary of Home Point Capital Inc. (the “Company”), terminated the Mortgage Loan Participation Sale Agreement (the “JPM Gestation Agreement”), dated as of November 2, 2021, between HPF, as seller and JPMorgan Chase Bank, National Association, as purchaser (“Purchaser”). . The JPM Gestation Agreement permitted the Purchaser to purchase from HPF from time to time during the term of the Gestation Agreement participation certificates evidencing a 100% undivided beneficial ownership interest in designated pools of fully amortizing first lien residential mortgage loans that were intended to ultimately be included in residential mortgage-backed securities (the “Agency MBS”) issued or guaranteed, as applicable, by the Federal National Mortgage Association (“Fannie Mae”), the Federal Home Loan Mortgage Corporation (“Freddie Mac”), and the Government National Mortgage Association (“Ginnie Mae”). The aggregate purchase price of participation certificates owned by Purchaser at any given time for which Purchaser has not been paid the purchase price for the related Agency MBS by the applicable takeout investor as specified in the applicable takeout commitment could not exceed $400 million. The parties mutually agreed to terminate the JPM Gestation Agreement prior to its scheduled maturity date of September 29, 2023. HPF did not incur any early termination penalties.

Certain affiliates of Purchaser have performed commercial banking, investment banking, or advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses. They may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which they may receive customary fees and reimbursement of expenses.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME POINT CAPITAL INC.

Date: February 2, 2023

	By:	/s/ Mark S. Elbaum

	Name:	Mark S. Elbaum
	Title:	Chief Financial Officer